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                                                                      EXHIBIT 11





                           FUQUA ENTERPRISES, INC.
                 NUMBER OF SHARES USED IN COMPUTING EARNINGS
                          PER SHARE MARCH 31, 1997

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                                NUMBER OF
                                 TRADING                  TOTAL               TOTAL
MONTH                             DAYS                    HIGH                 LOW
----------------------------------------------------------------------------------------------------------

January                             22               $   525.125           $  520.750
February                            19                   459.875              456.500
March                               20                   452.125              448.000
                                    --               -----------           ----------
                                    61               $ 1,437.125           $1,425.250           $2,862.375
                                    ==               ===========           ===========          ==========



AVERAGE:  $2,862.375 divided by 61 divided by 2 = $23.462
==========================================================================================================


OPTIONS                                                                       OPTION
OUTSTANDING                      SHARES                   PRICE             EXTENSION
----------------------------------------------------------------------------------------------------------

                                 5,000                     9.500               47,500
                               121,400                    21.250            2,579,750
                                25,000                    20.375              509,375
                                 5,000                    21.000              105,000
                                15,000                    20.625              309,375
                                 4,000                    18.625               74,500
                               150,000                    20.500            3,075,000
                               100,000                    18.375            1,837,500
                                75,500                    22.125            1,670,438
                               -------                                    -----------
Total                          500,900                                    $10,208,438
                               =======                                    ===========

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


Average Price (above)                                                      $   23.462
                                                                           ----------
Total Option Extension Divided by Average Price                               435,103
Options Outstanding                                                           500,900
                                                                           ----------
Common Stock Equivalents                                                       65,797
Average Shares Outstanding (see page 2)                                     4,478,847
                                                                           ----------
Use for Primary Earnings Per Share 1st Quarter                              4,544,644
                                                                           ----------

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



                                 -continued-





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FULLY DILUTED EARNINGS PER SHARE:

AVERAGE NUMBER OF SHARES OUTSTANDING:

BEGINNING                      ENDING                 NUMBER                   SHARES
DATE DATE                      OF DAYS              OUTSTANDING              EXTENSION
------------------------------------------------------------------------------------------------------------

1-1-97                        1-31-97                   31                   4,478,847           138,844,257
2-1-97                        2-28-97                   28                   4,478,847           125,407,716
3-1-97                        3-31-97                   31                   4,478,847           138,844,257
                                                        --                                       -----------
                                                        90                                       403,096,230
                                                        ==                                       ===========



Average Number of Shares Outstanding:
First Quarter (Extension Divided by Number of Days)  4,478,847

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

                                                                                FIRST
                                                                               QUARTER
                                                                               -------


Closing Price - 3-31-97                                                      $   22.750
                                                                             ----------

Total Option Extension (from page 1) Divided by Closing Price                   448,723
Options Outstanding                                                             500,900
                                                                             ----------
Common Stock Equivalents                                                         52,177
Average Shares Outstanding (from above)                                       4,478,847
                                                                             ----------
Fully Diluted Shares                                                          4,531,024
Less Primary Shares (from page 1)                                             4,544,644
                                                                             ----------
Additional Shares                                                               (13,620)
                                                                             ----------
Percentage                                                                         (.30%)




(Note: Anti-dilutive or less than 3.0%; no fully diluted presentation required.)
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



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